Exhibit 99.1

Western Acquisition Ventures Corp. received expected notification of deficiency from Nasdaq related to delayed filing of quarterly report on Form 10-Q

New York, New York – June 10, 2024 –Western Acquisition Ventures Corp. (Nasdaq: WAVS) (“Western”), a special purpose acquisition company, today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC ("Nasdaq") on June 5, 2024 (the "Notice"). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the "Listing Rule") as a result of its failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the "Form 10-Q"), as described more fully in the Company's Form 12b-25 Notification of Late Filing (the "Form 12b-25") filed with the Securities and Exchange Commission (the "SEC") on May 14, 2024. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company's common stock on the Nasdaq Global Select Market.

In accordance with Nasdaq's listing rules, the Company has 60 calendar days after the Notice to submit a plan to regain compliance with the Listing Rule. Pursuant to the Notice, following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the Form 10-Q's due date, or until November 18, 2024, for the Company to regain compliance. The Company intends to take the necessary steps to regain compliance with Nasdaq's listing rules as soon as practicable.

As previously disclosed, the filing of the Form 10-Q was delayed due to the matters described in the Form 12b-25 and the Current Report on Form 8-K filed by the Company on June 10, 2024. As of today, the assessment described in the Form 12b-25 is ongoing and all parties continue to work diligently to complete the assessment and to file the Form 10-Q as soon as practicable.

About Western Acquisition Ventures Corp.

Western Acquisition Ventures Corp. is a blank check company sponsored by Western Acquisition Ventures Sponsor LLC, a Delaware limited liability company, whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The company is led by Board Member and CEO James P. McCormick, and Board Member and Director Ryan Selewicz. Western intends to focus on companies in the financial services, healthcare, real estate services, technology, leisure, hospitality, and software industries. The company plans to target businesses with compelling long-term growth prospects, secular tailwinds, and highly fragmented markets ripe for consolidation. For more information, visit Western’s website.

Safe Harbor Statement

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include statements regarding the timing and expectations regarding the Company's and Marcum LLP's ("Marcum") assessment process and the filing of the Form 10-Q, statements relating to the Company's plan to regain compliance with Nasdaq's listing rules, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected timing and results of Marcum's completion of its additional audit procedures; the risk that the completion and filing of the Form 10-Q will take longer than expected; uncertainties about the timing of the Company's submission of a compliance plan; Nasdaq's acceptance of any such plan; the duration of any extension that may be granted by Nasdaq; and the risk that the Company will be unable to meet Nasdaq's continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.